Exhibit 10.3

FORM OF

TRANSITION SERVICES AGREEMENT

BETWEEN

CONAGRA FOODS, INC.

AND

LAMB WESTON HOLDINGS, INC.

Dated [            ], 2016

TRANSITION SERVICES AGREEMENT

THIS TRANSITION SERVICES AGREEMENT dated [            ], 2016 (this “Agreement”), is between ConAgra Foods, Inc., a Delaware corporation (“ConAgra”), and Lamb Weston Holdings, Inc., a Delaware corporation (“Lamb Weston”). ConAgra and Lamb Weston are sometimes referred to herein individually as a “Party”, and collectively as the “Parties”.

RECITALS

A. Lamb Weston and ConAgra are Parties to that certain Separation and Distribution Agreement dated as of even date herewith (the “Separation Agreement”).

B. Pursuant to the Separation Agreement, the Parties agreed to separate ConAgra into two companies (1) Lamb Weston which will own and conduct, directly and indirectly, the LW Business; and (2) ConAgra, which will continue to own and conduct, directly and indirectly, the Retained Business (the “Separation”).

C. In connection with the transactions contemplated by the Separation Agreement and in order to ensure a smooth transition following the Separation, each Party desires that the other Party provide, or cause its Affiliates or contractors to provide, certain transition services.

D. It is the intent of the Parties that the Services be provided at cost, and therefore, the Fees set forth on Annex B were calculated to reflect costs.

In consideration of the forgoing and the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Definitions. Unless otherwise defined herein, each capitalized term will have the meaning specified for such term in the Separation Agreement. As used in this Agreement:

“Additional Service” has the meaning set forth in Section 2.2.

“Agreement” has the meaning set forth in the Preamble.

“Authorized Representative” means, for each Party, any of the individuals listed on Annex A under the name of such Party.

“Availed Party” has the meaning set forth in Section 5.2(a).

“ConAgra” has the meaning set forth in the Preamble.

“Eligible Services” has the meaning set forth in Section 6.2(a).

“Extendable Service” has the meaning set forth in Section 6.1(b).

“Fees” means the fees for a particular Service as set forth on Annex B.

“Force Majeure Events” has the meaning set forth in Section 3.5(b).

“Lamb Weston” has the meaning set forth in the Preamble.

“Objection Notice” has the meaning set forth in Section 4.4.

“Partial Termination” has the meaning set forth in the Section 6.2(a).

“Party” has the meaning set forth in the Preamble.

“Payment Due Date” has the meaning set forth in Section 4.3(b).

“Safety and Security Policies” has the meaning set forth in Section 5.2(a).

“Separation” has the meaning set forth in the Recitals.

“Separation Agreement” has the meaning set forth in the Recitals.

“Service Provider” means ConAgra or any of its Subsidiaries providing a Service hereunder.

“Service Recipient” means Lamb Weston or any of its Subsidiaries receiving a Service hereunder.

“Service Recipient Data” means all of the data and information owned and provided solely by the Service Recipient, or created by the Service Provider solely on behalf, or for the benefit, of the Service Recipient (including any such data and information created by the Service Provider or the Service Recipient using the Service Provider’s computer systems or software) in relation to the provision of the Services.

“Service Term” means the term for a particular Service as set forth on Annex B.

“Services” means the Services generally described on Annex B and any other Service provided by ConAgra or any of its Subsidiaries pursuant to this Agreement.

“Systems” has the meaning set forth in Section 5.2(a).

“Term” has the meaning set forth in Section 6.1(a).

ARTICLE II

PERFORMANCE AND SERVICES

Section 2.1 General.

(a) During the Term, and subject to the terms and conditions of this Agreement, ConAgra will provide, or cause to be provided, the Services to Lamb Weston and its Subsidiaries. The applicable Fee for each Service will be the specified Fee for such Service set forth on Annex B, and the applicable Service Term for each Service will be the specified Service Term for such Service set forth on Annex B. Notwithstanding anything to the contrary contained herein or on any Annex, ConAgra will have no obligation under this Agreement to: (i) operate the LW Business or any portion thereof (it being acknowledged and agreed by ConAgra and Lamb Weston that providing the Services will not be deemed to be operating the LW Business or any portion thereof); (ii) advance funds or extend credit to Lamb Weston; (iii) hire new employees for the purpose of providing the Services; (iv) provide Services to any Person other than members of the LW Group; or (v) implement systems, processes, technologies, plans or initiatives developed, acquired or utilized by ConAgra whether before or after the Distribution Date.

(b) Notwithstanding anything to the contrary in this Agreement, neither ConAgra nor Lamb Weston (nor any of their respective Subsidiaries) will be required to perform Services hereunder or take any actions relating thereto that conflict with or violate any applicable Law, contract, license, sublicense, authorization, certification or permit.

Section 2.2 Additional Services. If Lamb Weston reasonably determines that additional transition services (not listed on Annex B) of the type previously provided by the ConAgra Group to the LW Business are necessary to conduct the LW Business, and Lamb Weston or its Subsidiaries are not able to provide such services to the LW Business or such services are not commercially available from third party providers, then Lamb Weston may provide written notice thereof to ConAgra. Upon receipt of such notice by ConAgra, if ConAgra is willing, in its sole discretion, to provide such additional service during the Term, the Parties will negotiate in good faith an amendment to Annex B setting forth the additional service (each such service an “Additional Service”), the terms and conditions for the provision of such Additional Service and the Fees payable by Lamb Weston for such Additional Service, such Fees to be determined on an arm’s-length basis with the intent that they reflect costs.

Section 2.3 Service Requests. Any requests by a Party to the other Party regarding the Services or any modification or alteration to the provision of the Services must be made by an Authorized Representative (it being understood that the receiving Party will not be obligated to agree to any modification or alteration requested thereby). Notwithstanding anything to the contrary hereunder, each Party may avail itself of the remedies set forth in Section 6.3 without fulfilling the notice requirements of this Section 2.3.

Section 2.4 Access. Subject to Section 5.2, Lamb Weston, at the reasonable request of ConAgra, will make available on a timely basis to ConAgra all information reasonably requested by ConAgra to enable it to provide the Services. Lamb Weston will give ConAgra and its Affiliates, employees, agents and representatives, as reasonably requested by ConAgra, reasonable access, during regular business hours and at such other times as are reasonably required, to the premises of the LW Business for the purposes of providing the Services.

ARTICLE III

SERVICE QUALITY; INDEPENDENT CONTRACTOR

Section 3.1 Service Quality.

(a) The Service Provider will perform the Services in a manner and quality that is substantially consistent with the Party’s past practice (including as to quantity) in performing the Services for the LW Business, and in any event in compliance with any terms or service levels set forth on the applicable Annex. The Service Recipient will use the Services in substantially the same manner and on substantially the same scale as they were used by such Party and its Affiliates in the past practice of the LW Business, prior to the Distribution Date.

(b) Each Party acknowledges and agrees that certain of the Services to be provided under this Agreement have been, and will continue to be provided (in accordance with this Agreement and the Annexes hereto) to the LW Business by third parties designated by the Service Provider. To the extent so provided, the Party responsible for providing such Services will use Commercially Reasonable Efforts to (i) cause such third parties to provide such Services under this Agreement and/or (ii) enable the Party seeking the benefit of such Services and its Subsidiaries to avail itself of such Services; provided, however, that if any such third party is unable or unwilling to provide any such Services, the Parties agree to use their Commercially Reasonable Efforts to determine the manner, if any, in which such Services can best be provided (it being acknowledged and agreed that any costs or expenses to be incurred in connection with obtaining a third party to provide any such Services will be paid by the Party to which such Services are provided; provided that the Service Provider will use Commercially Reasonable Efforts to communicate the costs or expenses expected to be incurred in advance of incurring such costs or expenses).

Section 3.2 Independent Contractor; Assets.

(a) The Service Provider is an independent contractor. All employees and representatives of the Service Provider and any of its Subsidiaries involved in providing Services will be under the exclusive direction, control and supervision of the Service Provider or its Subsidiaries (or their subcontractors) providing such Services, and not of the Service Recipient. The Service Provider or its Subsidiaries (or their subcontractors) providing the Services will be solely responsible for compensation of its employees, and for all withholding, employment or payroll taxes, unemployment insurance, workers’ compensation, and any other insurance and fringe benefits with respect to such employees. The Service Provider or its Subsidiaries (or their subcontractors) providing the Services will have the exclusive right to hire and fire any of its employees in accordance with applicable Law. The Service Recipient will have no right to direct and control any of the employees or representatives of the Party or its Subsidiaries (or their subcontractors) providing such Services.

(b) All procedures, methods, systems, strategies, tools, equipment, facilities and other resources used by a Party, any of its Subsidiaries or any third party service provider in connection with the provision of the Services hereunder will remain the property of such Party, its Subsidiaries or such service providers and, except as otherwise provided herein, will at all times be under the sole direction and control of such Party, its Subsidiaries or such third party service provider. No license under any patents, know-how, trade secrets, copyrights or other rights is granted by this Agreement or any disclosure in connection with this Agreement by either Party.

Section 3.3 Uses of Services. The Service Provider will be required to provide the Services only to the Service Recipient and the Service Recipient’s Subsidiaries in connection with the Service Recipient’s operation of the Business. The Service Recipient may not resell any Services to any Person whatsoever or permit the use of such Services by any Person other than in connection with the operation of the Business in the ordinary course of business.

Section 3.4 Transition of Responsibilities. Lamb Weston agrees to use Commercially Reasonable Efforts to reduce or eliminate its and its Subsidiaries’ dependence on each Service as soon as is reasonably practicable. Each Party agrees to cooperate with the other Party to facilitate the smooth transition of the Services being provided to the Service Recipient by the Service Provider.

Section 3.5 Disclaimer of Warranties: Force Majeure.

(a) Except as expressly set forth in this Agreement: (i) Lamb Weston acknowledges and agrees (on behalf of itself and any other Service Recipient) that ConAgra makes no warranties of any kind with respect to the Services to be provided hereunder; and (ii) ConAgra hereby expressly disclaims all warranties with respect to the Services to be provided hereunder, as further set forth immediately below.

EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE SERVICES TO BE PROVIDED UNDER THIS AGREEMENT WILL BE PROVIDED AS-IS, WHERE-IS, WITH ALL FAULTS, AND WITHOUT WARRANTY OF ANY KIND, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF NON-INFRINGEMENT, MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, CONFORMITY TO ANY REPRESENTATION OR DESCRIPTION, TITLE OR ANY OTHER WARRANTY WHATSOEVER.

(b) Notwithstanding anything to the contrary contained in this Agreement, neither Party will be liable for any interruption, delay or failure to perform any obligation under this Agreement (but specifically excluding any inability or failure to pay for

Services rendered hereunder) when such interruption, delay or failure results from causes beyond such Party’s reasonable control, including any Law or act of any Governmental Authority, riot, terrorism, insurrection or other hostilities, embargo, fuel or energy shortage, equipment breakdowns, power failure, pandemic, epidemic, fire, flood, earthquake or act of God, strikes, lockouts, labor shortages, failure of a third party to satisfy its contractual obligations, or any other similar cause (“Force Majeure Events”); provided, however, that the affected Party promptly notifies the other Party, in writing, upon learning of the occurrence of the Force Majeure Event. Subject to compliance with the foregoing, a Party’s obligations hereunder will be postponed for such time as its performance is suspended or delayed on account of the Force Majeure Event and, upon the cessation of the Force Majeure Event, such Party will use Commercially Reasonable Efforts to resume promptly its performance hereunder.

ARTICLE IV

FEES; PAYMENT

Section 4.1 Fees. The Service Recipient will pay the Service Provider the Fees for the Services provided by such Service Provider under this Agreement. The Fees for the Services are set forth on Annex B.

Section 4.2 Taxes. To the extent required or permitted by applicable Law, there will be added to any Fees due under this Agreement, and Lamb Weston agrees to pay to the Service Provider, amounts equal to any taxes, however designated or levied, based upon such Fees, or upon this Agreement or the Services provided under this Agreement, or their use, including state and local privilege or excise taxes based on gross revenue and any taxes or amounts in lieu thereof paid or payable by the Service Provider hereunder. In the event taxes are not added to an invoice from the Service Provider hereunder, the Service Recipient is responsible to remit to the appropriate tax jurisdiction any additional amounts due including taxes, interest and penalties. The Parties will cooperate with each other to minimize any of these taxes to the extent reasonable. If additional amounts are determined to be due on the Services provided hereunder as a result of an audit by a tax jurisdiction, Lamb Weston agrees to reimburse the Service Provider for the additional amounts due including taxes, interest and penalties. Lamb Weston will have the right to contest the assessment with the tax jurisdiction at its own expense. The Service Provider hereunder will be responsible for penalties or interest solely attributable to its failure to remit invoiced taxes. The Parties further agree that, notwithstanding the foregoing, neither Party will be required to pay any franchise taxes, taxes based on the income of the other Party or personal property taxes on property owned or leased by a Party and used by such Party to provide Services. Notwithstanding anything else in this Agreement to the contrary, the obligations of this Section 4.2 will remain in effect until the expiration of the relevant statutes of limitation.

Section 4.3 Invoices and Payment.

(a) Unless otherwise specified in Annex B, within 10 days following the end of each fiscal month of Service Provider, the Service Provider will submit to the Service

Recipient for payment a written statement of amounts due under this Agreement for such month (an “Invoice”). The Invoice will set forth the Fees and any third party costs or charges that are required to be reimbursed by Service Recipient in connection with the provision of any Services, in the aggregate and itemized, based on the descriptions set forth on Annex B. Each statement will specify the nature of any amounts due for any Fees as set forth on Annex B and will contain reasonably satisfactory documentation in support of such amounts as specified therein and such other supporting detail as the Service Recipient may reasonably require to validate such amounts due.

(b) Unless otherwise specified in Annex B, Lamb Weston will pay all amounts due pursuant to an Invoice no later than 14 days after the date of the Invoice (the “Payment Due Date”). All timely payments under this Agreement will be made without early payment discount.

(c) Subject to Section 4.4, if Lamb Weston fails to pay the full amount of any invoice by the Payment Due Date, such failure will be considered a material default under this Agreement. The remedies provided to each Party by this Section 4.3(c) and by Section 6.3 will be cumulative with respect to any other applicable provisions of this Agreement. Payments made after the Payment Due Date will bear interest at the rates set forth in Annex B for the applicable Services.

Section 4.4 Payment Disputes. The Service Recipient may object to any amounts for any Service invoiced to it at any time before, at the time of, or after payment is made, provided such objection is made in writing (“Objection Notice”) to the Service Provider prior to the Payment Due Date. Any dispute under this Section 4.4 will be resolved in accordance with the provisions of Section 7.8 and Article V of the Separation Agreement. The Service Recipient will pay interest, which will begin to accrue beginning on the date that is [60] days following receipt of the Service Recepient’s Objection Notice, at an annual rate equal to the Prime Rate plus 2.0% (compounded monthly) on any amounts it is required to pay to the Service Provider upon resolution of the dispute if the dispute is resolved in the Service Provider’s favor.

ARTICLE V

CONFIDENTIALITY

Section 5.1 Confidentiality. Each Party agrees that the specific terms and conditions of this Agreement and any information, Service Recipient Data and Materials conveyed or otherwise received by or on behalf of a Party in conjunction herewith are confidential and are subject to the terms of the confidentiality provisions set forth in Section 3.05 of the Separation Agreement.

Section 5.2 Security.

(a) If either Party (including its Affiliates and their employees, authorized agents and subcontractors) is given access to the other Party’s computer systems or software (collectively, “Systems”), premises, equipment, facilities or data in connection with the Transition Services, the Party given access (the “Availed Party”) will comply with (and will cause its Affiliates, and their employees, authorized agents and subcontractors to comply with) all of the other Party’s policies and procedures in relation to the use and access of the other Party’s Systems, premises, equipment, facilities or data (collectively, “Safety and Security Policies”), and will not tamper with, compromise or circumvent any safety, security or audit measures employed by such other Party. The Availed Party will access and use only those Systems, premises, equipment, facilities and data of the other Party for which it has been granted the right to access and use.

(b) Each Party will use Commercially Reasonable Efforts to ensure that only those of its personnel who are specifically authorized to have access to the Systems, premises, equipment, facilities and data of the other Party gain such access, and use Commercially Reasonable Efforts to prevent unauthorized access, use, destruction, alteration or loss of such Systems, premises, equipment, facilities or data (including, in each case, any information contained therein), including notifying its personnel of the restrictions set forth in this Agreement and of the Safety and Security Policies.

(c) If, at any time, the Availed Party determines that any of its personnel has sought to circumvent, or has circumvented, the Safety and Security Policies, that any unauthorized Availed Party personnel has accessed the Systems, premises, equipment, facilities or data, or that any of its personnel has engaged in activities that may lead to the unauthorized access, use, destruction, alteration or loss of, or damage to, premises, facilities, equipment, data, information or software of the other Party, the Availed Party will promptly terminate any such person’s access to the Systems, premises, equipment, facilities or data and promptly notify the other Party. In addition, such other Party will have the right to deny personnel of the Availed Party access to its Systems, premises, equipment, facilities or data upon notice to the Availed Party in the event that the other Party reasonably believes that such personnel have engaged in any of the activities set forth above in this Section 5.2(c) or otherwise pose a security concern. The Availed Party will use Commercially Reasonable Efforts to cooperate with the other Party in investigating any apparent unauthorized access to such other Party’s Systems, premises, equipment, facilities or data.

(d) If any Systems, premises, equipment or facilities of a Party are damaged (ordinary wear and tear excepted) due to the conduct of the Availed Party or any of its Affiliates, or their employees, authorized agents or subcontractors, the Availed Party will be liable to the other Party for all costs associated with such damage, to the extent such costs exceed any available insurance proceeds.

ARTICLE VI

TERMINATION

Section 6.1 Term.

(a) The term of this Agreement (the “Term”) will commence on the Distribution Date and end on the earliest to occur of (i) the date on which the provision of all Services have terminated pursuant to Annex B (inclusive of any term extension agreed to by the Parties for any Extendable Service pursuant to Section 6.1(b)), (ii) the date on which the provision of all Services has been terminated by the Parties pursuant to Section 6.2, (iii) the date this Agreement is terminated pursuant to Section 6.3 and (iv) the date that is 18 months after the Distribution Date.

(b) Annex B identifies those Services that are eligible for an extension of their respective Service Term as provided in this Section 6.1(b) (each such Service, an “Extendable Service”). To the extent reasonably necessary to (i) continue the transition of any Extendable Service from ConAgra or its Affiliates to Lamb Weston, its Affiliates or other providers and (ii) the continued operation of Lamb Weston’s business in connection therewith, in each case, as reasonably agreed by Lamb Weston and ConAgra, Lamb Weston may elect, by delivering written notice to ConAgra no later than 45 days prior to the end of the then in effect term for such Extendable Service, to extend any such Extendable Service (and, as necessary, the term of this Agreement with respect to such Service) by a period of up to six months (or such shorter extension period as provided in Annex B for such Extendable Service); provided, however, that Lamb Weston may only extend each such Extendable Service one time; provided further, however, that any extension of the Service Term for such Extendable Service is subject to receiving any necessary consents from third party vendors to such extension. To the extent the Service Term of any Extendable Service is extended hereunder, Service Recipient will be responsible for any incremental costs related to enabling such extension.

Section 6.2 Partial Termination.

(a) Annex B identifies those Services that are eligible for termination prior to the expiration of the Service Term (“Eligible Services”). The Service Recipient may, upon providing to the Service Provider the notice specified in Annex B and satisfying any such other requirements specified in Annex B with respect to any such Eligible Service, terminate any Eligible Services that, prior to the expiration of the Service Term, are no longer needed from the Service Provider, in which case this Agreement will terminate as to such Eligible Services (a “Partial Termination”); provided, that such termination shall not relieve the Service Recipient from any obligations arising under this Agreement prior to the termination of such Service(s) or its obligations with regard to those Services it continues to receive. The Parties will mutually agree as to the effective date of any Partial Termination.

(b) In the event of any termination prior to the scheduled expiration of the Service Term or of any Partial Termination hereunder, with respect to any terminated Services in which the Fee for such terminated Services is charged as a flat monthly rate, if termination occurs other than the end of the month, there will be no proration of the monthly rate. To the extent any amounts due or advances made hereunder related to costs or expenses that have been or will be incurred and that cannot be recovered by the Service Provider, such amounts due or advances made will not be prorated or reduced and the Service Provider will not be required to refund to the Service Recipient any prorated amount for such costs or expenses; and the Service Recipient will reimburse the Service Provider for (i) Service Recipient’s proportional share of any third party costs or charges that are required to be paid in connection with the provision of any Services and that cannot be terminated and (ii) any third party cancellation or similar charges incurred as a result of the Service Recipient’s early termination.

Section 6.3 Termination of Entire Agreement. Subject to the provisions of Section 6.5, a Party will have the right to terminate this Agreement or effect a Partial Termination effective upon delivery of written notice to the other Party if the other Party:

(a) makes an assignment for the benefit of creditors, or becomes bankrupt or insolvent, or is petitioned into bankruptcy, or takes advantage (with respect to its own property and business) of any state, federal or foreign bankruptcy or insolvency act, or if a receiver or receiver/manager is appointed for all or any substantial part of its property and business and such receiver or receiver/manager remains undischarged for a period of 30 days; or

(b) materially defaults in the performance of any of its covenants or obligations contained in this Agreement (or, in the case of a Partial Termination, with respect to the Services being terminated) and such default is not remedied to the non-defaulting Party’s reasonable satisfaction within 45 days after receipt of written notice by the defaulting Party informing such Party of such default, or if such default is not capable of being cured within 45 days, if the defaulting Party has not promptly begun to cure the default within such 45-day period and thereafter proceeded with all diligence to cure the same.

Section 6.4 Procedures on Termination. Following any termination of this Agreement or Partial Termination, each Party will cooperate with the other Party as reasonably necessary to avoid disruption of the ordinary course of the other Party’s and its Subsidiaries’ businesses. Termination will not affect any right to payment for Services provided prior to termination.

Section 6.5 Effect of Termination. Section 4.1 and Section 4.2 (in each case, with respect to Fees and Taxes attributable to periods prior to termination), Section 3.2, Section 4.3, Section 4.4, and Section 6.4, this Section 6.5 and ARTICLE I, ARTICLE V, ARTICLE VII and ARTICLE VIII will survive any termination of this Agreement. In the event of a Partial Termination, this Agreement will remain in full force and effect with respect to the Services which have not been terminated by the Parties as provided herein. For the avoidance of doubt, the termination of this Agreement with respect to the Services provided under one Annex, but not the other Annex, will not be a termination of this Agreement.

ARTICLE VII

INDEMNIFICATION AND DISPUTE RESOLUTION

Section 7.1 Limitation of Liability.

(a) No Party nor any of such Party’s Affiliates will be liable, whether in contract, tort (including negligence and strict liability) or otherwise, for any special, indirect, punitive, incidental or consequential damages whatsoever that in any way arise out of, relate to, or are a consequence of, its performance or nonperformance hereunder, or the provision of or failure to provide any Service hereunder, including loss of profits, diminution in value, business interruptions and claims of customers, whether or not such damages are foreseeable or any Party has been advised of the possibility or likelihood of such damages.

(b) Except for Damages arising out of or related to the gross negligence, willful misconduct or bad faith of the Service Provider, in no event will the Service Provider’s aggregate liability arising under or in connection with this Agreement (or the provision of Services hereunder) exceed the Fees paid or payable to the Service Provider from the Service Recipient pursuant to this Agreement in respect of the Service from which such Damages flows.

(c) Each Party will use Commercially Reasonable Efforts to mitigate the Damages for which the other is responsible hereunder.

(d) Lamb Weston acknowledges that it is a fiduciary with respect to all employee benefit plans in which employees of Lamb Weston participate, and it retains the associated liability and duty to monitor the Service Provider during the Term.

Section 7.2 Indemnification by Lamb Weston. Lamb Weston will indemnify, defend and hold harmless each of the ConAgra Indemnified Parties for any Damages attributable to any third party claims asserted against them to the extent arising from or relating to: (i) any material breach of this Agreement by Lamb Weston or (ii) the provision of the Services by ConAgra, the other members of the ConAgra Group or its or their employees, suppliers or contractors, except to the extent that such third party claims for Damages are finally determined by a court of competent jurisdiction to have arisen out of the material breach of this Agreement, gross negligence, willful misconduct or bad faith of ConAgra, the other members of the ConAgra Group or its or their employees, suppliers or contractors in providing the Services.

Section 7.3 Indemnification by ConAgra. ConAgra will indemnify, defend and hold harmless each of the LW Indemnified Parties for any Damages attributable to any third party claims asserted against them to the extent arising from or relating to: (i) any material breach of this Agreement by ConAgra or (ii) any gross negligence, willful misconduct or bad faith by ConAgra, the other members of the ConAgra Group, or its or their employees, suppliers or contractors, in the provision of the Services by ConAgra, the other members of the ConAgra Group or its or their employees, suppliers or contractors pursuant to this Agreement.

Section 7.4 Exclusive Remedy. Except for equitable relief and rights pursuant to Section 4.2, Section 4.3(b) or ARTICLE V, the indemnification provisions of this ARTICLE VII will be the exclusive remedy for breach of this Agreement.

Section 7.5 Risk Allocation. Each Party agrees that the Fees charged under this Agreement reflect the allocation of risk between the Parties, including the disclaimer of warranties in Section 3.5(a) and the limitations on liability in Section 7.1. Modifying the allocation of risk from what is stated here would affect the Fees that are charged for the Services, and in consideration of those Fees, each Party agrees to the stated allocation of risk.

Section 7.6 Indemnification Procedures. All claims for indemnification pursuant to Section 5.2(d) or this ARTICLE VII will be made in accordance with the provisions set forth in Article IV of the Separation Agreement. Notwithstanding anything to the contrary hereunder, neither Party may assert against the other Party or submit to arbitration or legal proceedings any cause of action, dispute or claim for indemnification which accrued more than two years after the later of (a) the occurrence of the act or event giving rise to the underlying cause of action, dispute or claim and (b) the date on which such act or event was, or should have been, in the exercise of reasonable due diligence, discovered by the Party asserting the cause of action, dispute or claim.

Section 7.7 Express Negligence. THE INDEMNITY, RELEASES AND LIMITATIONS OF LIABILITY IN THIS AGREEMENT (INCLUDING ARTICLE II AND THIS ARTICLE VII) ARE INTENDED TO BE ENFORCEABLE AGAINST THE PARTIES IN ACCORDANCE WITH THE EXPRESS TERMS AND SCOPE THEREOF NOTWITHSTANDING ANY EXPRESS NEGLIGENCE RULE OR ANY SIMILAR DIRECTIVE THAT WOULD PROHIBIT OR OTHERWISE LIMIT INDEMNITIES BECAUSE OF THE NEGLIGENCE OR GROSS NEGLIGENCE (WHETHER SOLE, JOINT OR CONCURRENT OR ACTIVE OR PASSIVE) OR OTHER FAULT OR STRICT LIABILITY OF ANY OF THE INDEMNIFIED PARTIES.

Section 7.8 Dispute Resolution. Except for claims arising under ARTICLE V, any Dispute arising out of or relating to this Agreement will be resolved as provided in Article V of the Separation Agreement.

ARTICLE VIII

MISCELLANEOUS

Section 8.1 Amendments and Waivers.

(a) This Agreement may be amended and any provision of this Agreement may be waived; provided, however, that any such amendment or waiver, as the case may be, is in writing and signed, in the case of an amendment, by the Parties or, in the case of a waiver, by the Party against whom the waiver is to be effective. No course of dealing between or among any Persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any Party under or by reason of this Agreement.

(b) No delay or failure in exercising any right, power or remedy hereunder will affect or operate as a waiver thereof; nor will any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or remedy preclude any further exercise thereof or of any other right, power or remedy. The rights and remedies hereunder are cumulative and not exclusive of any rights or remedies that any Party would otherwise have.

Section 8.2 Notices. All notices, requests, permissions, waivers and other communications hereunder will be in writing and will be deemed to have been duly given (a) when sent, if sent by facsimile, (b) when delivered, if delivered personally to the intended recipient and (c) one Business Day following sending by overnight delivery via an international courier service and, in each case, addressed to a Party at the following address for such Party:

If to ConAgra:

ConAgra Foods, Inc.
222 W. Merchandise Mart Plaza, Suite 1300
Chicago, Illinois 60654
Attention:	[ ]
Facsimile:	[ ]

if to Lamb Weston:

Lamb Weston Holdings, Inc.
599 S. Rivershore Lane
Eagle, Idaho 83616
Attention:	[ ]
Facsimile:	[ ]

or to such other address(es) as may be furnished in writing by any such Party to the other Party in accordance with the provisions of this Section 8.2.

Section 8.3 Entire Agreement. This Agreement, including the Annexes hereto and the sections of the Separation Agreement referenced herein, constitutes the entire agreement between the Parties with respect to the subject matter of this Agreement, and supersedes all prior negotiations, agreements and understandings of the Parties of any nature, whether oral or written, with respect to such subject matter.

Section 8.4 No Third-Party Beneficiaries. Except to the extent otherwise provided in ARTICLE VII, this Agreement is solely for the benefit of the Parties and does not confer on third parties any remedy, claim, reimbursement, claim of action or other right in addition to those existing without reference to this Agreement.

Section 8.5 Governing Law. The validity, interpretation and enforcement of this Agreement will be governed by the Laws of the State of Delaware, without regard to the conflict of Laws provisions thereof that would cause the Laws of another state to apply.

Section 8.6 Assignment. No Party may assign its rights or delegate its duties under this Agreement without the written consent of the other Party, except that a Party may assign its rights or delegate its duties under this Agreement to a member of its Group, provided that (a) such Person agrees in writing to be bound by the terms and conditions contained in this Agreement and (b) such assignment or delegation will not relieve any Party of its indemnification obligations or other obligations under this Agreement. Any attempted assignment or delegation in contravention of the foregoing will be void.

Section 8.7 Severability. The Parties agree that (a) the provisions of this Agreement will be severable in the event that for any reason whatsoever any of the provisions hereof are invalid, void or otherwise unenforceable, (b) any such invalid, void or otherwise unenforceable provisions will be replaced by other provisions which are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable, and (c) the remaining provisions will remain valid and enforceable to the fullest extent permitted by applicable Law.

Section 8.8 Counterparts. This Agreement may be executed in multiple counterparts (any one of which need not contain the signatures of more than one Party), each of which will be deemed to be an original but all of which taken together will constitute one and the same agreement. This Agreement, and any amendments hereto, to the extent signed and delivered by means of a facsimile machine or other electronic transmission, will be treated in all manner and respects as an original agreement and will be considered to have the same binding legal effects as if it were the original signed version thereof delivered in person. At the request of any Party, the other Party will re-execute original forms thereof and deliver them to the requesting Party.

Section 8.9 Rules of Construction. The descriptive headings herein are inserted for convenience of reference only and are not intended to be a substantive part of or to affect the meaning or interpretation of this Agreement. Whenever required by the context, any pronoun used in this Agreement or Annexes will include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns, pronouns, and verbs will include the plural and vice versa. Reference to any agreement, document, or instrument means such agreement, document, or instrument as amended or otherwise modified from time to time in accordance with the terms thereof, and if applicable hereof. References in this Agreement to any document, instrument or agreement (including this Agreement) includes and incorporates all exhibits, disclosure letters, schedules and other attachments thereto. Unless the context otherwise requires, any references to an “Annex,” “Section” or “Article” will be to an Annex, Section or Article to or of this Agreement. The use of the words “include” or “including” in this Agreement or the Schedules will be deemed to be followed by the words “without limitation.” The use of the word “covenant” will mean “covenant and agreement.” The use of the words “or,” “either” or “any” will not be exclusive. Days mean calendar days unless specified as Business Days. References to statutes will include all regulations promulgated thereunder, and references to statutes or regulations will be construed to include all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation as of the date hereof. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the Parties, and no presumption or burden of proof will arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Except as otherwise expressly provided elsewhere in this Agreement or any Transaction Document, any provision herein which contemplates the agreement, approval or consent of, or exercise of any right of, a Party, such Party may give or withhold such agreement, approval or consent, or exercise such right, in its sole and absolute discretion, the Parties hereby expressly disclaiming any implied duty of good faith and fair dealing or similar concept.

Section 8.10 Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement was not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the Parties will be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the performance of the terms and provisions of this Agreement without proof of actual damages, this being in addition to any other remedy to which any Party is entitled at Law or in equity. Each Party further agrees that no other Party or any other Person will be required to obtain, furnish or post any bond or similar instrument in connection with or as a condition to obtaining any remedy referred to in this Section 8.10, and each Party irrevocably waives any right it may have to require the obtaining, furnishing or posting of any such bond or similar instrument and will not contest the appropriateness of specific performance as a remedy.

[Signatures on Following Page]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed on the date first written above by their respective duly authorized officers.

CONAGRA FOODS, INC.

By:
Name:
Title:

LAMB WESTON HOLDINGS, INC.

By:
Name:
Title:

Annex A

AUTHORIZED REPRESENTATIVES

CONAGRA	LAMB WESTON
ConAgra Foods, Inc.	Lamb Weston Holdings, Inc.
222 W. Merchandise Mart Plaza, Suite 1300	599 S. Rivershore Lane
Chicago, Illinois 60654	Eagle, Idaho 83616

[NAME]	[NAME]
[TITLE]	[TITLE]
[EMAIL]	[EMAIL]
[PHONE]	[PHONE]

[NAME]	[NAME]
[TITLE]	[TITLE]
[EMAIL]	[EMAIL]
[PHONE]	[PHONE]

[NAME]	[NAME]
[TITLE]	[TITLE]
[EMAIL]	[EMAIL]
[PHONE]	[PHONE]

Annex B

SERVICES AND FEES

[To come.]